Exhibit 99.2
PROLOGIS ANNOUNCES TENDER OFFER FOR ANY AND ALL OF ITS 5.25 PERCENT
NOTES DUE NOVEMBER 15, 2010
DENVER, December 11, 2008 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of the $500 million principal amount of its 5.25 percent Notes due November 15, 2010 (the “Notes”). The consideration payable for the Notes is $700 per $1,000 principal amount of Notes, plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer, which is expected to be the first business day following the Expiration Time (as defined below). Additional terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated December 11, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”).
The Tender Offer will expire at 11:59 p.m., New York City time, on Wednesday, December 17, 2008, unless extended or earlier terminated (the “Expiration Time”). Under certain circumstances, and as more fully described in the Offer to Purchase, the company may terminate the Tender Offer before the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time and withdrawn Notes may be re-tendered by a holder at any time prior to the Expiration Time. The company expects to use available cash and borrowings under its $4.3 billion lines of credit to fund its purchase of the Notes in the Tender Offer. The Notes purchased pursuant to the Tender Offer are expected to be cancelled.
This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Tender Offer. The company is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of ProLogis, the Dealer Manager, the Depositary or the Information Agent for the Tender Offer makes any recommendation in connection with the Tender Offer.
The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Tender Offer documents carefully when they become available. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Tender Offer, Global Bondholder Services Corporation at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).
J.P. Morgan Securities Inc. is the Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to J.P. Morgan Securities Inc. at (866) 834-4666 (toll-free) or (212) 834-3424 (collect).

About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 136 markets across North America, Europe and Asia. The company has $40.8 billion of assets owned, managed and under development, comprising 548 million square feet (51 million square meters) in 2,898 properties as of September 30, 2008. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A —Risk Factors” of ProLogis' Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.
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